Exhibit 99.2
(NYSE: CSV) Investor Presentation October 2011 Carriage Services, Inc.

2 Company Highlights Entrepreneurial, Decentralized high-performance culture framework and linked incentive compensation program attracts top-quality industry talent at both regional and corporate level. Long term (five year) funeral and interment volume trends are most favorable in deathcare industry, which is critical for maintenance of operating leverage benefits in high fixed cost distribution network of local operating businesses. Long term, low fixed rate capital structure components enable strong and growing Free Cash Flow from existing operations to finance about 75% of acquisition growth pursuant to our published five year plan, while improving the credit profile of the Company. Strong and increasing Free Cash Flow supported the initiation of the Company's first quarterly dividend of 2.5¢ in June 2011. Increasing trust income from realized gains and dividends and higher interest income from recent rotation to Fixed Income Securities and pooled income allocation structure, and higher cash flow from distributable trusts as described in the July 20, 2011 press release in which $8.5 million in trust income was withdrawn. CARRIAGE SERVICES

First Half 2011 Highlights Same store funeral volumes increased 0.6% Net Income of $5.9 million, an increase of 15.7% compared to $5.1 million year to date Q2 2010 GAAP Diluted EPS of $0.32, an increase of 10.3% compared to $0.29 year to date Q2 2010 Initiated a 2.5^ quarterly dividend on our common shares payable June 1, 2011 Non-GAAP Proforma results include withdrawable trust income of $1.6 million in 2010 and $3.4 million in 2011 that is recognized for GAAP when the contracts are delivered (1) Free Cash Flow defined as Cash Flow from Operations less Maintenance Capital Expenditures 3 CARRIAGE SERVICES

4 Diversified Geographic Footprint Combination Cemetery Funeral Homes 25 States, 155 Funeral Homes, 33 Cemeteries (including 11 combination operations) Key Focus on 10 - 15 strategic markets Geographic Diversity by Sales (1) Other includes GA, IL, KS, KY, MI, MD, MT, NC, NJ, NM, NJ, NV, NY, OH, OK, RI, TN, VA, WA and WV. CARRIAGE SERVICES (CHART)

High Performance Culture: Winners Look to Play on Winning Teams Our Operating Plan: Standards Operating Model Focuses on growing market share and employing high performance people which together drive long term operating and financial performance Designed to achieve modest same store revenue growth and strong and sustainable Field EBITDA Margins at the local business level Managing Partner and staff share in Field EBITDA growth Our Leadership Plan: 4E Leadership Model (Energy, Energize, Edge, Execution) Standards Operating Model requires strong leadership to grow an entrepreneurial, high value, local personal service and sales business 4E Leaders have a winning, competitive spirit and want to make a difference not only in their business but in Carriage's performance and reputation Our Growth Plan: Strategic Acquisition Model Assess acquisition candidates using six Ranking Criteria and to differentiate pricing Build concentrated groups of businesses in 10 to 15 strategic markets Accelerate the revenue growth and earnings of Carriage CARRIAGE SERVICES Carriage has a winning game plan and is well positioned as a long term investment platform because of three corporate models: 5

Selected Data From Continuing Operations CARRIAGE SERVICES (CHART) (CHART) 07 08 09 10 07 08 09 10 Rolling 12 Mos. 6/30/2011 07 08 09 10 6 (CHART) 07 08 09 10 (CHART) Rolling 12 Mos. 6/30/2011 Rolling 12 Mos. 6/30/2011 Rolling 12 Mos. 6/30/2011

Higher Trust Fund EPS Contribution Repositioned Trust Fund investments during 2008-2009 financial crisis Trust Fund MV, up 67.6% to $232.2 million at 6/30/11 vs. 12/31/08 Trusts now generate $10 million in annual income vs. $4 million at 6/30/08 - forecast $11 million by 12/31/12 7 CARRIAGE SERVICES

Higher Trust Fund EPS Contribution (CHART) CARRIAGE SERVICES (CHART) 8

Carriage Investment Merits At the right size at the right time with the right models and reputation to benefit from increased industry consolidation; Being the Best vision and strategy supported by specific growth plans; Corporate infrastructure can be leveraged with acquisitions that meet corporate strategy; Current balance sheet and strong Free Cash Flow provides financial flexibility for selected acquisitions; and Current equity valuation does not recognize the growth opportunities we have through our corporate strategies. CARRIAGE SERVICES 9

Deep, qualified leadership team, aligned for execution Melvin C. Payne Chairman and Chief Executive Officer Jay Dodds EVP and Chief Operating Officer Co-founder, Chairman of the Board since 1996 and Chief Executive Officer since Carriage's inception in 1991 Prior to founding Carriage, spent ten years in the private company turnaround business Started career in the lending business doing private placements of industrial and commercial loans with Prudential Insurance Company and later spent 5 years with Texas Commerce Bank in Houston, heading the Chemical division J. Bradley Green EVP, Strategic Development and General Counsel Terry E. Sanford EVP and Chief Financial Officer Experienced Management Team: Joined Carriage in 1997; has served as the Financial Controller, Corporate Controller and Chief Accounting Officer and Treasurer Prior to joining Carriage, held senior financial positions in manufacturing, financial services and consumer products companies and public accounting Joined Carriage in 1994; has served as Regional Managing Partner for the Central Region and Regional VP of Operations Over 25 years of professional funeral home, cemetery and crematory operations experience, including 13 years in numerous operating positions with Stewart Enterprises Joined Carriage in 2006 Prior to joining Carriage, practiced as an attorney focusing on employment and commercial litigation From 1998 to 2002, Mr. Green held legal and human resource positions, including General Counsel, at a Fortune 1000 company Joined Carriage in 2002 Prior to joining Carriage, served as VP of Information Technology at Allright Corporation, owner operator of national and international parking facilities, as well as for various retail companies, including Oshmans, Sportstown, and Zaks 10 George Klug SVP of Information Systems and Chief Information Officer L. William Heiligbrodt Vice Chairman Joined Carriage in September 2011; has served as an independent director since 2009 serving on the Audit Committee, the Corporate Governance Committee and was the Chairman of the Compensation and Executive Committee. Also Served as the Company's Lead Director Prior to his recent appointment, Mr. Heiligbrodt was a private investor and managing partner in a family business From 1990 to 2003, he served in various capacities, including President and Chief Operating Officer at Service Corporation International, a funeral services corporation